Exhibit 99.1

Questcor Pharmaceuticals to Acquire BioVectra Inc.

— Transaction provides vertical integration, third party manufacturing capabilities and further secures Acthar manufacturing trade secrets —

— Acquisition expected to be accretive to future financial results —

ANAHEIM, Calif., January 2, 2013 — Questcor Pharmaceuticals, Inc. (NASDAQ:QCOR) today announced that it has signed a definitive agreement to acquire all issued and outstanding shares of BioVectra Inc., for an upfront payment of C$50 million. BioVectra is a supplier of contract manufacturing services to the global pharmaceutical and biotechnology industry and manufactures active pharmaceutical ingredients (API’s), chemical intermediates, and bioprocessing reagents.

Located in Prince Edward Island, Canada, BioVectra is a trusted, long-time partner to many of the industry’s leading pharmaceutical companies. It has been Questcor’s manufacturing partner for the API in Questcor’s H.P. Acthar® Gel (repository corticotropin injection) for nearly a decade. The acquisition will enable Questcor to further secure the manufacturing process trade secrets surrounding Acthar. BioVectra will continue to operate independently in Prince Edward Island, under its existing management team and Questcor intends to support the continued growth of BioVectra’s business.

“We are excited to join efforts with BioVectra as we look to diversify our revenue,” said Don M. Bailey, President and CEO of Questcor. “This action puts us in a better position to meet the continuing growth in demand for Acthar, brings to our company a broader depth of technical and scientific expertise, and provides us with a platform for potential international expansion.”

“We pride ourselves on being a strategic partner, forging long-term relationships with our clients and utilizing our proven technical skills to serve our clients’ business needs,” said Ron Keefe, CEO of BioVectra. “Questcor has been an important long term partner and we look forward to further building our relationship.”

BioVectra’s capabilities include synthetic organic chemistry, natural extraction of bioactive compounds from plant and animal-based biomass sources, PEGylation and conjugation chemistry, and fermentation of a variety of molecule types. BioVectra’s facilities have been approved by United States and Canadian regulatory authorities to produce and supply intermediates, API’s and drug substances.

BioVectra’s facilities are staffed by approximately 180 employees including chemists, engineers and technicians. BioVectra had sales of approximately $28 million in its last fiscal year ended August 31, 2012, a 15% increase over its prior fiscal year.

Transaction Details

Questcor will purchase all issued and outstanding shares of BioVectra for an upfront payment of C$50 million, utilizing cash on hand. BioVectra stakeholders could also receive additional cash consideration, based on BioVectra’s financial results over the next three years. The contingent payments could result in the payment of up to an additional C$50 million. The transaction is expected to be immediately accretive to non-GAAP earnings. Subject to customary conditions, Questcor anticipates closing the transaction in January 2013.

About BioVectra

BioVectra Inc. is a supplier to the global pharmaceutical industry, operating from three, FDA inspected facilities in Prince Edward Island, Canada. The company is proficient in synthetic organic chemistry, natural extraction of bioactive compounds, PEGylation and conjugation chemistry, and fermentation of chemical and biologic molecules. BioVectra has submitted 10 product filings, including ANDA, DMF, VMF, and CMC section preparations for both the FDA and Health Canada. These filings have been made for both synthetic and biologic molecules, and include a human injectable API, as well as a final drug product.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from three indications: the treatment of proteinuria in idiopathic types of nephrotic syndrome, the treatment of acute exacerbations of multiple sclerosis in adults, and the treatment of infantile spasms in children under two years of age. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” Questcor has also launched a pilot effort in rheumatology, as Acthar is approved for several rheumatology-related conditions including Dermatomyositis, Polymyositis, Lupus and Rheumatoid Arthritis. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance or the future financial performance of BioVectra after our acquisition. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “growth,” “may,” “plans,” “potential,” “should,” “substantial” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Successful close of the BioVectra acquisition and subsequent integration of the BioVectra business with our business;

•	Our ability to manage, and grow, a contract manufacturing business, of which we have no previous experience operating as part of our business;

•	Our reliance on Acthar for a substantial amount of our net sales and profits;

•	Research and development risks and our reliance on third-parties to conduct research and development and the ability of research and development to generate successful results;

•	Our ability to comply with foreign regulations related to the operation of BioVectra’s business, of which we have no prior experience;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•

The results of any pending or future litigation, investigations or claims, including with respect to the investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania regarding the Company’s promotional practices;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

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Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, or SEC, on February 22, 2012, and other documents filed with the SEC. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

Questcor Pharmaceuticals, Inc.

Don Bailey

714-786-4210

dbailey@Questcor.com

EVC Group

Investors	Media

Gregory Gin/Patty Eisenhaur	Janine McCargo

646-445-4801/951-316-0577	646-688-0425

Doug Sherk

415-568-4887